“Focused manufacturer of engineered lifting equipment” Exhibit 99.2 Manitex International, Inc. Conference Call Second Quarter 2013 August 7th, 2013

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s Second Quarter 2013 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Overview
• Solid quarter with record revenues, net income and EBITDA:
• Revenues at $63 million, up 19% v Q2-2012.
• Net income at $2.7 million ($0.22 EPS).
• EBITDA at $5.5 million up 7.8% v Q2-2012.
• North America markets more cautious than Q1-2013. Commercial construction demand steady but helping to offset short term softening in energy sector.
European markets still a challenge. Energy sector medium term outlook remains very positive.
• Assuming no significant economic changes, revenue outlook second half of
2013 similar to first half, indicating full year 2013 of approx. $250 million (22%
y-o-y growth).
• Subsequent to end of Q2, announced agreement to acquire Sabre
Manufacturing for $14m.

“Focused
manufacturer of
engineered lifting
equipment”
Business Update
•More cautious short term environment:
•N. American general construction / housing edging along.
•Energy remains soft, and down from strong comparative last year period, but appears to have steadied at this level. Rig counts in total firmer, optimistic outlook.
•European markets extremely challenging.
•Product demand consistent with recent quarters, high percentage of shipments of larger tonnage units, order intake reflecting higher percentage of lower tonnage units
Material handling and container handling equipment softer than prior quarters.
•Announced on May 30th a $37 million contract for material handling equipment for US
Navy. Initial shipments will start in 2014.
•6/30/13 Backlog $97 million. Decrease of 26% from 12/31/12, a function of increased production and lower order intake. Broad based order book although boom trucks continue to be heavily represented.

“Focused
manufacturer of
engineered lifting
equipment”
Business Update
Sabre Announcement
• Knox, Indiana-based manufacturer of a comprehensive line of specialized trailer tanks for liquid and solid storage and containment solutions with capacities from 8,000 to 21,000 gallons, and with a large installed base in
North America. Its tank trailers are sold to specialist independent tank rental companies for a variety of end markets such as petrochemical, waste management and oil and gas drilling.
• Negotiated purchase price of $14 million consisting of $13 million in cash and
$1 million in MNTX common stock.
• Sabre trailing twelve month revenue (through 3/31/2013) of $39.1 million and
EBITDA of $4.5 million.
• Closing, subject to execution of definitive documentation, expected shortly.
• Cash consideration will be funded by new Comerica Bank Term Loan.

Key Figures
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q2-2013 Q2-2012 Q1-2013
Net sales $62,554 $52,496 $59,566
% change in Q2-2013 to prior period
19.2% 5.0%
Gross profit 12,260 10,756 10,236
Gross margin %
19.6% 20.5% 17.2%
Operating expenses 7,656 6,560 6,979
Net Income 2,655 2,308 1,911
Earnings per share $0.22 $0.20 $0.16
Ebitda 5,513 5,116 4,121
EBITDA % of Sales
8.8% 9.7% 6.9%
Working capital 70,179 52,303 64,965
Current ratio 2.6 2.2 2.4
Backlog 96,637 149,564 107,792
% change in Q2-2013 to prior period
(35.4%) (10.3%)

“Focused
manufacturer of
engineered lifting
equipment”
Q2-2013 Operating Performance
$m $m
Q2-2012 Net income 2.3
Gross profit impact of increased sales of $10.1 million
(Q2-2013 sales less Q2-2012 sales at Q2-2012 gross profit % ).
2.1
Impact from lower margin
(Q2-2013 gross profit % - Q2-2012 gross profit % multiplied by Q2-2013 sales)
(0.6)
Increase in gross profit 1.5
Increase in selling expenses
Increase in G&A expenses
(0.6)
(0.5)
Other income / (expense) (0.1)
Tax -
Q2-2013 Net income $2.7

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000
Q2-2013 Q4-2012
Working Capital $70,179 $61,426
Days sales outstanding (DSO) 56 58
Days payable outstanding (DPO) 49 51
Inventory turns 3.0 3.0
Current ratio 2.6 2.4
Operating working capital 82,036 74,300
Operating working capital % of
annualized LQS
32.8% 32.9%
•Working capital increase ($8.8 million) supporting growth with key operating working capital ratios steady.
•Operating working capital % of annualized LQS steady at 32.8%

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q2-2013 Q4-2012
Total Cash 3,171 1,889
Total Debt 52,812 49,138
Total Equity 64,096 59,533
Net capitalization 113,737 106,782
Net debt / capitalization 43.6% 44.2%
EBITDA 5,513 4,102
EBITDA % of sales 8.8% 7.3%
•Total debt of $52.8 million, of which $2.7 million related to acquisitions and $3.7 million for facilities leases.
• increase in debt at 6/30/2013 from 12/31/2012 of $3.7m, ($2.4m net of increase in cash)
for working capital purposes.
•N. American revolver facilities, based on available collateral at 6/30/13 was $44 million.
•N. American revolver availability at 6/30/13 of $5.1 million.
•EBITDA of $5.5 million for Q2-2013: trailing 12 month EBITDA  of $19.1 million gives Debt /
EBITDA ratio of 2.8 times and interest cover of 7.5 times.
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Short term macro economic outlook of cautious markets in N America with modest economic improvement. Anticipate zero growth in Europe.
• Niche product and market strategy continues to deliver strong growth potential.
• Financial performance and strategic developments:
– Solid Q2-2013, with 19% revenue growth and 10% EPS growth over
Q2-2012.
– Balance sheet strength for continued growth.
– Sabre acquisition.